Filed Pursuant to Rule 424(b)(5)

Registration Statement No. Registration No. 333-163936

PROSPECTUS SUPPLEMENT

HARBOR BIOSCIENCES, INC.

5,895,000 Shares of Common Stock

Warrants to Purchase 3,537,000 Shares of Common Stock

We are offering up to 5,895,000 shares of our common stock and warrants to purchase up to 3,537,000 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants). The 5,895,000 shares of common stock and warrants to purchase 3,537,000 shares of common stock will be sold in units, with each unit consisting of one share of our common stock and a warrant to purchase 0.6 shares of our common stock, to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. Each unit will be sold at a purchase price of $0.35. Each warrant has an exercise price of $0.50 per share, and is exercisable for a period of five years commencing six months after its issue date. The shares of common stock and the warrants will be issued separately but will be sold together in this offering.

Our common stock is listed on the NASDAQ Capital Market under the symbol “HRBR.” On June 4, 2010, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.443 per share. The warrants will not be listed on any national securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

We have retained Chardan Capital Markets, LLC to act as our exclusive placement agent in connection with this transaction. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its best efforts to sell the securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the units in the offering.

	Per Unit	Aggregate Offering
Public offering price	$0.35	$2,063,250
Placement agent fees	$0.0245	$144,428
Proceeds, before expenses, to us	$0.3255	$1,918,823

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Chardan Capital Markets, LLC

The date of this prospectus supplement is June 7, 2010

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein. We have not authorized anyone to provide you with information different from and in addition to that contained in this prospectus supplement, the accompanying prospectus or the documents incorporated or deemed incorporated by reference herein or therein. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein is complete and accurate as of their respective dates, and may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement and the financial statements and other information that we incorporate by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.

This prospectus supplement supplements the accompanying prospectus filed with the Securities Exchange Commission (SEC) as part of a “shelf” registration statement on Form S-3 (Registration File No. 333-163936) that was filed on December 22, 2009, amended on January 6, 2010, and declared effective on January 15, 2010. Under the shelf registration, we may sell common stock, preferred stock, debt securities, warrants, and units consisting of the foregoing, in one or more offerings up to a total dollar amount of $75,000,000.

This prospectus supplement describes the specific terms of this offering, including the price, the amount of common stock and warrants being offered and the risks of investing in our securities. The accompanying prospectus gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Unless the context otherwise requires, references to “we”, “us” or the “Company” in this prospectus supplement and accompanying prospectus shall refer to Harbor BioSciences, Inc. Generally, when we refer to this “prospectus” we are referring to both this prospectus supplement and the accompanying base prospectus combined.

You should read both this prospectus supplement and the accompanying prospectus together with the additional information about us described in the section entitled “Where You Can Find More Information” before investing in our common stock and warrants.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed incorporated by reference herein or therein. The following summary does not contain all the information that you should consider before investing in the securities offered by this prospectus. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the documents that we incorporate by reference into this prospectus supplement and the prospectus and the Risk Factors Section beginning on page S-4. Unless otherwise indicated, “Harbor BioSciences,” “Hollis-Eden,” “Company,” “we,” “us,” “our” and similar terms refer to Harbor BioSciences, Inc.

OUR COMPANY

We are a clinical-stage pharmaceutical company engaged in the discovery and development of products for the treatment of diseases related to aging. Our current development efforts are primarily focused on a series of steroid hormone analogs that are derived from the human adrenal metabolome.

We are currently focused on the development of two clinical drug development candidates—APOPTONE® (HE3235), a compound in a Phase I/IIa clinical trial for late-stage prostate cancer, and TRIOLEX® (HE3286), a compound currently in early Phase II clinical trials for the treatment of type 2 diabetes and staged for Phase II clinical trials in ulcerative colitis and rheumatoid arthritis.

Drawn from our unique and proprietary platform, our research program has identified additional lead candidates active in preclinical models of cancer, metabolic conditions, autoimmune conditions, lung inflammation, bone degeneration and organ regeneration.

On March 26, 1997, Hollis-Eden, Inc., a Delaware corporation, was merged with and into us, then known as Initial Acquisition Corp. (IAC), a Delaware corporation. Upon consummation of the merger of Hollis-Eden, Inc. with IAC, Hollis-Eden, Inc. ceased to exist, and IAC changed its name to Hollis-Eden Pharmaceuticals, Inc.

Effective February 9, 2010, we changed our name from Hollis-Eden Pharmaceuticals, Inc. to Harbor BioSciences, Inc. The name change was effected pursuant to Section 253 of the General Corporation Law of the State of Delaware by the merger of our wholly-owned subsidiary into us. We were the surviving corporation and, in connection with the merger, we amended our Amended and Restated Certificate of Incorporation to change our name to Harbor BioSciences, Inc.

Effective February 18, 2010, our common stock began trading under a new Nasdaq symbol, “HRBR” and CUSIP number “41150V 103”.

Harbor BioSciences, TRIOLEX, APOPTONE, and the Harbor BioSciences stylized logo are trademarks of Harbor BioSciences, Inc. This filing also includes trademarks owned by other parties. All other trademarks mentioned are the property of their respective owners. Use or display by us of other parties’ trademarks or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or product owners.

Our principal executive offices are located at 4435 Eastgate Mall, Suite 400, San Diego, California 92121, and our telephone number is (858) 587-9333. We were incorporated in Delaware in 1992. Our website address is www.harborbiosciences.com. The information on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider it a part of this prospectus supplement and the accompanying prospectus.

THE OFFERING

Common stock offered by us:	5,895,000 shares

Common stock to be outstanding after this offering:	35,374,939 shares

Warrants offered by us:	Warrants to purchase up to 3,537,000 shares of common stock. Each warrant has an exercise price of $0.50 per share, subject to adjustment for certain anti-dilution protections, and is exercisable for a period of five years commencing 6 months after its issue date.

Price Per Unit:	$0.35 per unit, with each unit consisting of one share of common stock and a warrant to purchase 0.6 shares of common stock.

Rights of Participation:	For a period of 13 months following this offering, and subject to certain exceptions, in the event that the Company issues any common stock or common equivalents, investors in this offering will have a pro rata right to purchase additional Company common stock or common stock equivalents on the same terms and conditions, in the same amount and at the same price provided for in such issuance.

Use of proceeds:	We intend to use the net proceeds from the sale of the securities under this prospectus supplement for general corporate purposes, including, without limitation, working capital and general corporate purposes, which may include, among other things, funding preclinical and clinical trials, research and development, the preparation and filing of new drug applications, commercial operations and general working capital. Please see the section entitled “Use of Proceeds.”

NASDAQ Capital Market Symbol:	HRBR

Risk factors:	This investment involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and the other information included or incorporated into this prospectus supplement and the accompanying prospectus for a discussion of the factors that you should carefully consider before deciding to invest in our securities.

The number of shares of our common stock that will be outstanding immediately after the offering is based on 29,479,939 shares of our common stock outstanding as of June 4, 2010. Unless we specifically state otherwise, the share information in this prospectus supplement does not include:

•	850,000 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering;

•	3,537,000 shares of common stock issuable upon the exercise of warrants offered hereby;

•	4,030,218 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our equity incentive plans;

•	4,817,484 shares of common stock available for future grants under our equity incentive plans; and

•	155,827 shares of common stock available for issuance under our 401(k) profit-sharing plan.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement and the accompanying prospectus under the caption “Risk Factors” as well as in our most recent Annual Report on Form 10-K, including without limitation under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to this Offering and Our Common Stock

There are a substantial number of shares of our common stock eligible for future sale in the public market. The sale of these shares could cause the market price of our common stock to fall. Any future equity issuances by us may have dilutive and other effects on our existing stockholders.

As of June 4, 2010, there were approximately 29.5 million shares of our common stock outstanding, and in addition, security holders held options, warrants and preferred stock which, if vested, exercised or converted, would obligate us to issue up to approximately 4.9 million additional shares of common stock. However, we would receive approximately $25.0 million from the issuance of shares of common stock upon the exercise of all of the options and warrants. A substantial number of those shares, when we issue them upon vesting, conversion or exercise, will be available for immediate resale in the public market. In addition, we have a shelf registration statement to sell up to approximately $75 million of our securities, some or all of which may be shares of our common stock or securities convertible into or exercisable for shares of our common stock, and all of which would be available for resale in the market. The market price of our common stock could fall as a result of sales of any of these shares of common stock due to the increased number of shares available for sale in the market.

We have primarily financed our operations, and we anticipate that we will have to finance a large portion of our operating cash requirements, by issuing and selling our common stock or securities convertible into or exercisable for shares of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and may have a dilutive impact on our existing stockholders. These issuances or other dilutive issuances would also cause our net income, if any, per share to decrease in future periods. As a result, the market price of our common stock could drop.

Provisions of our charter, bylaws and stockholder rights plan may make it more difficult for someone to acquire control of us or replace current management even if doing so would benefit our stockholders, which may lower the price an acquirer or investor would pay for our stock.

Provisions of our certificate of incorporation and bylaws, both as amended, may make it more difficult for someone to acquire control of us or replace our current management. These provisions include:

•	the ability of our board of directors to amend our bylaws without stockholder approval;

•	the inability of stockholders to call special meetings;

•	the ability of members of the board of directors to fill vacancies on the board of directors;

•	the inability of stockholders to act by written consent; and

•	the establishment of advance notice requirements for nomination for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

These provisions may make it more difficult for stockholders to take certain corporate actions and could delay, discourage or prevent someone from acquiring our business or replacing our current management, even if doing so would benefit our stockholders. These provisions could limit the price that certain investors might be willing to pay for shares of our common stock.

We have a stockholder rights plan pursuant to which we distributed rights to purchase units of our Series B Junior Participating Preferred Stock. The rights become exercisable upon the earlier of ten days after a person or group of affiliated or associated persons has acquired 15% or more of the outstanding shares of our common stock or ten business days after a tender offer has commenced that would result in a person or group beneficially owning 15% or more of our outstanding common stock. These rights could delay or discourage someone from acquiring our business, even if doing so would benefit our stockholders. We currently have no stockholders who own 15% or more of the outstanding shares of our common stock.

Our certificate of incorporation authorizes the issuance of “blank check” preferred stock with such designations, rights and preferences as may be determined by our board of directors without shareholder approval. Our preferred stock could be utilized as a method of discouraging, delaying, or preventing a change in our control and as a method of preventing shareholders from receiving a premium for their shares in connection with a change of control.

Our publicly-filed SEC reports are reviewed by the SEC from time to time and any significant changes required as a result of any such review may result in material liability to us and have a material adverse impact on the trading price of our common stock.

The reports of publicly-traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements and to enhance the overall effectiveness of companies’ public filings, and reviews of such reports are now required at least once every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time. While we believe that our previously filed SEC reports comply, and we intend that all future reports will comply, in all material respects with the published rules and regulations of the SEC, we could be required to modify or reformulate information contained in prior filings as a result of an SEC review. Any modification or reformulation of information contained in such reports could be significant and could result in material liability to us and have a material adverse impact on the trading price of our common stock.

Since we have broad discretion as to how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purposes. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition or operating results.

Investors in this offering may pay a higher price than the book value of our stock.

If you purchase securities in this offering, you will incur an immediate and substantial dilution in net tangible book value, after giving effect to the sale by us of 5,895,000 shares of common stock included in the units offered in this offering at the price to public of $0.35 per share.

We do not anticipate declaring any cash dividends on our common stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends on our common stock in the foreseeable future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business.

USE OF PROCEEDS

We expect that the net proceeds we will receive from this offering will be approximately $1.8 million after deducting the placement agent fees, as described in “Plan of Distribution,” and other estimated offering expenses payable by us, which include legal, filing costs and various other fees associated with registering the securities and listing the common stock included in the units, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. We currently anticipate using the net proceeds from the sale of our securities offered hereby for working capital and general corporate purposes, which may include, among other things, funding preclinical and clinical trials, research and development, the preparation and filing of new drug applications, commercial operations and general working capital. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our preclinical and clinical trials and the progress of our research and development efforts. We also might use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Pending these uses, we may temporarily invest the net proceeds in short- and medium-term interest-bearing obligations, investment-grade instruments certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

Our net tangible book value on March 31, 2010 was approximately $7.1 million, or approximately $0.24 per share of common stock. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date. Without taking into account any other changes in our net tangible book value after March 31, 2010, other than to give effect to our receipt of the estimated net proceeds from the sale of 5,895,000 units at an offering price of $0.35 per unit, less the placement agent fees and our estimated offering expenses, our net tangible book value as of March 31, 2010, after giving effect to the items above, would have been approximately $8.9 million, or $0.25 per share. This represents an immediate increase in net tangible book value of $0.01 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $0.10 per share of common stock to purchasers of units in this offering. The following table illustrates this per share dilution:

Public offering price per share		$0.35
Net tangible book value per share as of March 31, 2010	$0.24
Increase in net tangible book value per share attributable to this offering	$0.01
Pro forma net tangible book value per share as of March 31, 2010, after giving effect to this offering		$0.25
Dilution in net tangible book value per share to new investors in this offering		$0.10

The above table is based on 35,328,933 shares of our common stock outstanding as of March 31, 2010 (as adjusted for 5,895,000 shares of common stock to be issued in this offering) and excludes, as of March 31, 2010:

•	850,000 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering;

•	3,537,000 shares of common stock issuable upon the exercise of warrants offered hereby;

•	4,113,531 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our equity incentive plans;

•	4,722,077 shares of common stock available for future grants under our equity incentive plans; and

•	201,827 shares of common stock available for issuance under our 401(k) profit-sharing plan.

To the extent that any of these options or warrants are exercised, new options are issued under our equity incentive plans, additional shares of common stock are issued under our 401(k) profit-sharing plan or we otherwise issue additional shares of common stock in the future, there will be further dilution to the new investors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The shares of common stock and warrants being offered in this offering will be issued pursuant to a securities purchase agreement. We urge you to review the securities purchase agreement and our amended and restated certificate of incorporation, as amended, and our by-laws, as amended, that are incorporated by reference into the registration statement or may be incorporated by reference into this prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law. The summary below and that contained in the accompanying prospectus are qualified in their entirety by reference to our certificate of incorporation and our amended and restated by-laws.

In this offering, we are offering a maximum of 5,895,000 units, consisting of 5,895,000 shares of common stock and warrants to purchase 3,537,000 shares of common stock. Each unit consists of one share of common stock and warrants to purchase 0.6 shares of common stock at an exercise price of $0.50 per share. This prospectus supplement also relates to the offering of shares of our common stock upon the exercise, if any, of the warrants issued in this offering.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the form of warrant, which will be provided to the investors in this offering and will be filed as an exhibit to a current report on Form 8-K.

The warrants will provide for an exercise price of $0.50 per share and will be exercisable at the option of the holder for a period of five years commencing six months after their issue date. Subject to certain customary exceptions, in the event of an issuance or deemed issuance by us of common stock or securities convertible into our common stock at a per share price less than the then applicable warrant exercise price, the warrant exercise price shall be reduced to that new issuance price; provided, however, that the exercise price shall not be reduced below $0.43 per share, as adjusted for stock splits and the like (the “Minimum Price”) without prior shareholder approval. We will seek approval of our shareholders at our next annual meeting to permit adjustment of the warrant exercise price below the Minimum Price. The exercise price of the warrants also will be adjusted in the event of stock splits, reverse stock splits and the like. The holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would, subject to limited exceptions, beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise. The holder may elect to change this beneficial ownership limitation from 4.99% to 9.99% of the number of shares of our common stock outstanding immediately after the exercise upon 61 days’ prior written notice to us.

The warrant holders must surrender payment in cash of the exercise price of the shares being acquired upon exercise of the warrants. If, however, we are unable to offer and sell the shares underlying these warrants pursuant to this prospectus supplement due to the ineffectiveness of the registration statement of which this prospectus supplement is a part, then the warrants may be exercised on a “net” or “cashless” basis.

If certain fundamental transactions occur (such as a merger, consolidation, sale of substantially all of the Company’s assets, tender offer or exchange offer with respect to the Company’s common stock, reverse or forward stock split or reclassification of the Company’s common stock), at the holder’s request, the Company or the successor entity shall purchase the warrants from such holder for an amount equal to the value of the unexercised portion of the warrants that remain as of the time of such fundamental transaction based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock We May Offer” starting on page 4 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into a placement agent agreement, dated as of June 7, 2010, with Chardan Capital Markets, LLC. Subject to the terms and conditions contained in the placement agent agreement, the placement agent has agreed to act as our exclusive placement agent in connection with the sale of up to 5,895,000 units, consisting of 5,895,000 shares of our common stock and warrants to purchase 3,537,000 shares of our common stock in this offering. The placement agent is not purchasing or selling any securities by this prospectus supplement and the accompanying prospectus, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities, but has agreed to use best efforts to arrange for the sale of all of the securities in this offering. There is no requirement that any minimum number of units or dollar amount of units be sold in this offering and there can be no assurance that we will sell all of the units being offered.

The placement agent proposes to arrange for the sale of the shares and warrants we are offering pursuant to this prospectus supplement to one or more investors through a securities purchase agreement directly between the investors and us. All of the shares and warrants will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the shares and warrants we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced.

In connection with this offering, the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

We currently anticipate that the closing of this offering will take place on or about June 10, 2010. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price; and

•	we will deliver the warrants being sold on such closing date in certificated form and shares of common stock being sold on such closing date in book-entry form.

We have agreed to pay the placement agent an aggregate fee equal to 7% of the gross proceeds from the sale of the units in this offering. We have also agreed to reimburse the placement agent and one of the purchasers for expenses incurred by them in connection with this offering. Under no circumstances will the total amount of compensation received by the placement agent and any other member of the Financial Industry Regulatory Authority, or FINRA, or independent broker-dealer exceed 8% of the gross proceeds to us in this offering.

The estimated offering expenses payable by us, in addition to the aggregate fee of $144,428 due to the placement agent, are approximately $130,000 which includes legal, and filing costs, and various other fees associated with registering the securities and listing the common stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $1.8 million if the maximum number of units are sold.

The following table shows the per unit and total fees we will pay to the placement agent in connection with the sale of the units offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the units offered hereby and excluding proceeds that we may receive upon exercise of the warrants.

Per unit fees	$0.0245
Maximum offering total	$144,428

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agent agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

The transfer agent for our common stock is American Stock Transfer and Trust Company.

Our common stock is traded on the NASDAQ Capital Market under the symbol “HRBR.” The warrants to purchase common stock being sold in this offering are not expected to be eligible for trading on any market.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed on by Stradling Yocca Carlson & Rauth, a Professional Corporation, San Diego, California. Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, PC, New York, New York, is acting as counsel for the placement agent with respect to this offering.

EXPERTS

Our financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by BDO Seidman, LLP, our independent registered public accounting firm, as set forth in its reports included therein, and incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given, on the authority of BDO Seidman, LLP as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus supplement and the accompanying prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for further information about us and these securities.

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, proxy statements, information statements and other information about issuers, like Harbor BioSciences, Inc., who file electronically with the SEC. The address of that web site is www.sec.gov.

In addition, our common stock is listed on the NASDAQ Capital Market and similar information concerning us can be inspected and copied at the offices of The NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 30, 2010;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, as filed with the SEC on May 7, 2010;

•	Our Current Reports on Form 8-K, as filed with the SEC on February 16, 2010, March 17, 2010 and June 2, 2010;

•	The description of our common stock included in our registration statement on Form S-4, as filed with the SEC on December 24, 1996, No. 333-18725, as amended;

•

The description of our rights to purchase shares of Series B Junior Participating Preferred Stock contained in the Registration of Certain Classes of Securities filed pursuant to Section 12(g) of the Exchange Act on Form 8-A on December 26, 2000, including any amendment or reports filed for the purpose of updating such description;

•

The description of our preferred stock purchase rights under the Amended and Restated Rights Agreement entered into on October 19, 2009 between us and American Stock Transfer and Trust Company, LLC, which appears in our Registration Statement on Form 8-A dated December 15, 2009, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Harbor BioSciences, Inc.

4435 Eastgate Mall, Suite 400

San Diego, CA 92121

Attn: Chief Financial Officer

(858) 587-9333

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS

HOLLIS-EDEN PHARMACEUTICALS, INC.

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may sell any of the securities listed above.

We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated by reference and any prospectus supplement carefully before you invest.

Our common stock is currently traded on The NASDAQ Global Market under the trading symbol “HEPH.” On January 4, 2010, the last reported sale price of our common stock on The NASDAQ Global Market was $0.54.

As of January 4, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $15,734,000 based on 29,417,589 shares of outstanding common stock, of which 29,137,281 shares were held by non-affiliates, and a per share price of $0.54 based on the closing sale price of our common stock on that date. We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.6. of Form S-3.

The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on The NASDAQ Global Market or any securities exchange or market of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. see “Risk Factors” beginning on page 3 of this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of those underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus dated is January 15, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock, debt securities, warrants and units consisting of the foregoing in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” before buying securities in this offering.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospectus may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

SUMMARY

The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. The following summary does not contain all the information that you should consider before investing in the securities offered by this prospectus. You should read this entire prospectus carefully, including the documents that we incorporate by reference into this prospectus. Unless otherwise indicated, “Hollis-Eden,” “Company,” “we,” “us,” “our” and similar terms refer to Hollis-Eden Pharmaceuticals, Inc.

OUR COMPANY

We are a development-stage pharmaceutical company engaged in the discovery and development of products for the treatment of diseases and disorders in which the body is unable to mount an appropriate immune or metabolic response due to disease or the process of aging. Our current development efforts are primarily focused on a series of adrenal steroid hormones and hormone analogs that are derived from our Hormonal Signaling Technology Platform.

We are currently focused on the development of two clinical drug development candidates—TRIOLEX™ (HE3286), a next-generation compound currently in initial clinical trials for the treatment of type 2 diabetes, ulcerative colitis (UC) and rheumatoid arthritis (RA), and APOPTONE™ (HE3235), a next-generation compound in a clinical trial for late-stage prostate cancer.

Our research program has also generated new potential clinical leads for further evaluation in preclinical models of different diseases including metabolic and autoimmune conditions, inflammatory diseases of the lung, bone metabolism and regenerative medicine.

Hollis-Eden Pharmaceuticals, HE3286, HE3235, TRIOLEX, APOPTONE, and the Hollis-Eden Pharmaceuticals stylized logo are trademarks of Hollis-Eden Pharmaceuticals, Inc. This filing also includes trademarks owned by other parties. All other trademarks mentioned are the property of their respective owners. Use or display by us of other parties’ trademarks or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or product owners.

Our principal executive offices are located at 4435 Eastgate Mall, Suite 400, San Diego, CA 92121, and our telephone number is (858) 587-9333.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors” as well as in our most recent Annual Report on Form 10-K, including without limitation under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered hereby for working capital and general corporate purposes, which may include, among other things, funding preclinical and clinical trials, research and development, the preparation and filing of new drug applications, commercial operations and general working capital. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our preclinical and clinical trials and the progress of our research and development efforts. We also might use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Pending these uses, we may temporarily invest the net proceeds in short- and medium-term interest-bearing obligations, investment-grade instruments certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, and our bylaws, as amended, that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate, if any.

We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Common Stock

As of November 5, 2009, there were 29,417,589 shares of common stock outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone.

Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be issued under this prospectus will be, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.

Our common stock is listed under the symbol “HEPH” on the NASDAQ Global Market. American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock. Its address is 59 Maiden Lane, Plaza Level, New York, New York 10038, and its telephone number is (718) 921-8124.

Dividends

We have not declared any cash dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Stockholders Rights Plan

We have 300,000 shares of series B junior participating preferred stock authorized and reserved for issuance in connection with our stockholder rights plan set forth in our Amended and Restated Rights Agreement dated October 19, 2009 with American Stock Transfer and Trust Company, as rights agent. Each outstanding share of common stock has one preferred stock purchase right. The rights expire on November 14, 2019 unless exchanged or redeemed prior to that date. Our board may extend the expiration date.

If any person or group acquires 15% or more of our common stock, the rights holders will be entitled to receive upon exercise, the number of shares of common stock that, at that time, have a market value equal to five times the purchase price of the right. The shares of preferred stock acquired upon exercise of a purchase right are not redeemable and are entitled to preferential quarterly dividends. They are also entitled to preferential rights in the event of liquidation. Finally, if any business combination occurs in which our common shares are exchanged for shares of another company, each preferred share will be entitled to receive 100 times the amount received per common share of our company.

If we are acquired in a business combination, the purchase rights holders will be entitled to acquire, for the purchase price, the number of shares of common stock of the acquiring corporation that, at the time, have a market value equal to twice the purchase price of the right. Our board has the right to redeem the purchase rights in certain circumstances for $.0001 per share, subject to adjustment.

The rights plan is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics, which, in the board’s opinion, would impair its ability to represent our stockholders’ interests. The rights plan may make an unsolicited takeover more difficult or less likely to occur or may prevent a takeover, even though the takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Preferred Stock

We are authorized to issue a total of 10,000,000 shares of preferred stock. Of the 10,000,000 authorized shares, we are authorized to issue 4,000 shares of 5% series A convertible preferred stock and 300,000 shares of series B junior participating preferred stock. There are currently no shares of preferred stock outstanding.

Preferred stock may be issued from time to time, in one or more series, as authorized by the board of directors. The prospectus supplement relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:

•	the title of the shares of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the shares of preferred stock;

•	whether the shares of preferred stock are cumulative or not and, if cumulative, the date from which dividends on the shares of preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the shares of preferred stock;

•	the provision for a sinking fund, if any, for the shares of preferred stock;

•	the provision for redemption, if applicable, of the shares of preferred stock;

•	any listing of the shares of preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the shares of preferred stock will be convertible into common shares, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the shares of preferred stock;

•	the relative ranking and preferences of the shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any series or class of shares of preferred stock ranking senior to or on a parity with such series or class of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock; and

•	any voting rights of such preferred stock.

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Provisions

Our amended and restated certificate of incorporation, as amended, and bylaws, as amended, contain provisions that, together with the ownership position of the officers, directors and their affiliates, could discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market price of our common stock.

Our amended and restated certificate of incorporation, as amended, and bylaws, as amended, provide that the board of directors will be divided into three classes of directors, with each class serving a staggered three-year term. The classification system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain the composition of the board of directors, as the classification of the board of directors generally increases the difficulty of replacing a majority of directors. Our amended and restated certificate of incorporation, as amended, provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing. In addition, our bylaws, as amended, provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, our Chief Executive Officer, or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Our amended and restated certificate of incorporation, as amended, also specifies that the authorized number of directors may be changed only by resolution of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Our amended and restated certificate of incorporation, as amended, also limits the extent to which our directors are personally liable to Hollis-Eden and our stockholders, to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. The inclusion of this provision in our amended and restated certificate of incorporation, as amended, may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care. These and other provisions contained in our amended and restated certificate of incorporation, as amended, and bylaws, as amended, could delay or discourage certain types of transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

In addition to our rights agreement, our amended and restated certificate of incorporation, as amended, and our bylaws, as amended, certain provisions of Delaware law may make the acquisition of Hollis-Eden by tender offer, a proxy contest or otherwise, or the removal of our officers and directors, more difficult. For example, we are subject to the “business combination” statute of the DGCL. Section 203 of the DGCL prohibits certain publicly-held

Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation’s voting stock within three years before the business combination.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will provide the specific terms of the series in a prospectus supplement relating to the series, including any pricing supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities offered by this prospectus will be issued under an indenture between us and the trustee, for one or more series of debt securities designated in the applicable prospectus supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. We incorporate by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture carefully for the provisions that may be important to you. We have summarized selected portions of the indenture below. The summary is not complete. Terms used in the summary and not defined in this prospectus have the meanings specified in the indenture. The indenture which is filed as an exhibit to the registration statement of which this prospectus is a part may not have the same terms as an indenture entered into in connection with the issuance of the debt securities and therefore you should refer to the prospectus supplement for the description of any issued debt securities as well as the indenture governing such securities which will be filed with the SEC at such time as the debt securities are issued.

General

We may offer under this prospectus up to $75,000,000 in aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $75,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by a supplemental indenture.

We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any subordination provisions relating to the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our common stock, shares of our preferred stock or warrants. The terms, if any, on which the debt securities may be exchanged for and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of our common stock, shares of our preferred stock, warrants or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable. We take no responsibility for the depositary’s performance of its obligations under the rules and regulations governing its operations.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will describe in the applicable prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, such person to be referred to as a “successor person”, and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•

the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

“Event of default” means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “Modification and Waiver” below. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities, the right of holders to institute suit for the enforcement of any payment or the right of holders to waive past defaults or to amend the limitations described in this bullet point; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS WE MAY OFFER

As of November 5, 2009, there were outstanding warrants to purchase an aggregate of 1,649,997 shares of our common stock at a weighted average exercise price of $8.65 per share.

We may issue warrants to purchase debt securities, preferred stock, common stock or any combination of the foregoing. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including, as applicable:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

As may be permitted under the warrant agreement, holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Equity Warrants

We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including, as applicable:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable warrant agreement and corresponding prospectus supplement, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable warrant agreement and corresponding prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable warrant agreement and corresponding prospectus supplement the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable warrant agreement and corresponding prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as described in the applicable warrant agreement and corresponding prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable warrant agreement and corresponding prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS WE MAY OFFER

As specified in the applicable prospectus supplement, units will be comprised of two or more of the following securities in any combination: debt securities, preferred stock, common stock and warrants. You should refer to the applicable prospectus supplement for:

•

all terms of the units and of the debt securities, preferred stock, common stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents;

•	the purchase price or other consideration to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If we utilize an underwriter in the sale of the securities being offered, we will execute an underwriting agreement with the underwriter at the time of sale. Any underwriters used in the sale will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may directly solicit offers to purchase the securities. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Underwriters may also cover an over-allotment or short position by exercising their over-allotment option, if any. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed on by Stradling Yocca Carlson & Rauth, a Professional Corporation, San Diego, California.

EXPERTS

Our financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by BDO Seidman, LLP, our independent registered public accounting firm, as set forth in its reports included therein, and incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given, on the authority of BDO Seidman, LLP as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for further information about us and these securities.

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, proxy statements, information statements and other information about issuers, like Hollis-Eden Pharmaceuticals, Inc., who file electronically with the SEC. The address of that web site is www.sec.gov.

In addition, our common stock is listed on the NASDAQ Global Market and similar information concerning us can be inspected and copied at the offices of The NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 31, 2009, as amended by our annual report on Form 10-K/A for the fiscal year ended December 31, 2008, filed with the SEC on April 28, 2009;

•

Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2009, as filed with the SEC on May 14, 2009; for the fiscal quarter ended June 30, 2009, as filed with the SEC on August 14, 2009; and for the fiscal quarter ended September 30, 2009, as filed with the SEC on November 6, 2009;

•

Our Current Reports on Form 8-K, as filed with the SEC on February 4, 2009, March 23, 2009, March 31, 2009, April 23, 2009, June 5, 2009, June 15, 2009, September 16, 2009, October 22, 2009 and November 16, 2009;

•	The description of our common stock included in our registration statement on Form S-4, as filed with the SEC on December 24, 1996, No. 333-18725, as amended; and

•

The description of our rights to purchase shares of series B junior participating preferred stock contained in the Registration of Certain Classes of Securities filed pursuant to Section 12(g) of the Exchange Act on Form 8-A on December 26, 2000, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Hollis-Eden Pharmaceuticals, Inc.

4435 Eastgate Mall, Suite 400

San Diego, CA 92121

Attn: Chief Financial Officer

(858) 587-9333

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.